SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2004

Med Diversified, Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-1037630
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 1-15587

100 Brickstone Square, Fifth Floor Andover, MA 01810
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 323-2500

Not Applicable
(Former name or former address, if changed since last report)

Item 1.                                      Changes in Control of Registrant.

Not Applicable

Item 2.                                      Acquisition or Disposition of Assets.

Not Applicable

Item 3.                                      Bankruptcy or Receivership.

Not Applicable

Item 4.                                      Changes in Registrant’s Certifying Accountant.

Not Applicable

Item 5.                                      Other Events and Regulation FD Disclosure.

Not Applicable

Item 6.                                      Resignations of Registrant’s Directors.

Not Applicable

Item 7.                                      Financial Statements and Exhibits.

(a)       Financial Statements.

Not Applicable

(b)       Pro Forma Financial Information.

Not Applicable

(c)          Exhibits.

99.1	Disclosure Statement Relating to the Plan of Liquidation of Debtor Med Diversified, Inc., dated March 5, 2004 (To be provided)
99.2	Plan of Liquidation of Debtor Med Diversified, Inc., dated March 5, 2004 (To be provided)
99. 3	Disclosure Statement Relating to Plan of Liquidation of Debtor Resource Pharmacy, dated March 5, 2004 (To be provided)
99.4	Plan of Liquidation of Debtor Resource Pharmacy, dated March 5, 2004 (To be provided)
99.5	Disclosure Statement Relating to Plan of Liquidation of Debtor Trestle Corporation, dated March 5, 2004 (To be provided)
99.6	Plan of Liquidation of Debtor Trestle Corporation (To be provided)
99.7

Disclosure Statement Relating to Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc. and Chartwell Community Services, Inc., dated March 5, 2004 (To be provided)

99.8	Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc., dated March 5, 2004 (To be provided)

Item 8.                                      Change in Fiscal Year.

Not Applicable

Item 9.                                      Regulation FD Disclosure.

On March 5, 2004, Med Diversified, Inc. (“Med”) filed a joint plan of liquidation (the “Plan”) and related disclosure statement (the “Disclosure Statement”) with the U.S. Bankruptcy Court for the Eastern District of New York (the “Bankruptcy Court”).  Additionally, Med filed plans of liquidation and related disclosure statements for two of its wholly owned subsidiaries, Trestle Corporation (“Trestle”) and Resource Pharmacy, Inc. (“Resource”).

Also on March 5, 2004, Med filed a joint plan of reorganization for certain of its wholly owned subsidiaries, including Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc. and Chartwell Community Services, Inc. (“the Chartwell Debtors”), as well as an accompanying disclosure statement for the Chartwell Debtors.

It is anticipated that a hearing on the adequacy of the Disclosure Statements will be held in the Bankruptcy Court on April 2, 2004.

Copies of the proposed Plans and Disclosure Statements are available free of charge on our website at http://www.meddiv.com.  They are also available for a fee through the Bankruptcy Court at http://www.nyeb.uscourts.gov.  It is likely that the Plans and Disclosure Statements will be amended.  Upon approval by the Bankruptcy Court, Med will attach the amended Plans and Disclosure Statements to a Form 8-K.

The proposed Plans do not contemplate any distributions to the shareholders of Med.

The Bankruptcy Code does not permit solicitation of acceptances or rejections of the Plans until the Bankruptcy Court approves the applicable Disclosure Statements relating to the Plans.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plans.  The Chartwell Debtors will emerge from Chapter 11 if and when their plan of reorganization receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

In connection with the filing of these Plans and Disclosure Statements, the Bankruptcy Court postponed any consideration of the sale of the Chartwell Debtors until April 16, 2004.

On March 8, 2004, the Bankruptcy Court approved the sale of substantially all of the assets, as well as the assignment of substantially all contracts and leases, of Med's wholly-owed subsidiary, Tender Loving Care Health Care Services, Inc. ("TLCS"), pursuant to Sections 363 and 365 of the United States Bankruptcy Code.  The order of the Bankruptcy Court and the revised asset purchase agreement have not yet been finalized.  The winning bidder is TLC Holdings I Corporation, an affiliate of Crescent Capital ("Crescent"), a private equity firm.  The purchase price was $148.5 million in cash plus assumed liabilities of $50 million, as both amounts may be adjusted pursuant to the asset purchase agreement to be entered into between Crescent and TLCS.  This agreement will be in substantially the same form as that filed by Med as an attachment to its most recently filed report on Form 10-Q filed for the period ended December 31, 2003.  The closing date for this sale has not been finalized, but it shall not occur sooner than 60 days from March 8, 2004.

Item 10.                                                    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not Applicable

Item 11.                                                    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not Applicable

Item 12.                                                    Results of Operations and Financial Condition.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED DIVERSIFIED, INC.
(Registrant)

Date: March 12, 2004	By:	/s/ Frank P. Magliochetti, Jr.
Frank P. Magliochetti, Jr.
Chief Executive Officer